CARR FUTURES INC.
10 South Wacker Drive, Suite 1100
Chicago, IL 60606
Facsimile (312) 441-4201



                 INTERNATIONAL FOREIGN EXCHANGE MASTER AGREEMENT

                  MASTER AGREEMENT dated as of August 1, 1997, by and between CARR FUTURES INC., a Delaware corporation and DEAN WITTER WORLD CURRENCY FUND L.P.

SECTION 1.          DEFINITIONS

                    Unless otherwise required by the context, the following terms shall have the following meanings in the Agreement:

                    "Agreement" has the meaning given to it in Section 2.2.

                    "Base Currency", as to a Party, means the Currency agreed to as such in relation to it in Part VII of the Schedule.

                    "Business  Day"  means for  purposes  of: (i)  clauses  (i),
                    (viii) and (xii) of the definition of Event of Default, a day which is a Local Banking Day for the Non-Defaulting Party; (ii) solely in relation to delivery of a Currency, a day which is a Local Banking Day in relation to that Currency; and (iii) any other provision of the Agreement, a day which is a Local Banking Day for the applicable Designated Offices of both Parties; provided, however, that neither Saturday nor Sunday shall be considered a Business Day for any purpose.

                    "Close-Out  Amount"  has the  meaning given to it in Section
                    5.1.

                    "Close-Out Date" means a day on which, pursuant to the provisions of Section 5.1, the Non-Defaulting Party closes out Currency Obligations or such a close-out occurs automatically.

                    "Closing Gain", as to the Non-Defaulting Party, means the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

                    "Closing Loss", as to the Non-Defaulting Party, means the difference described as such in relation to a particular Value Date under the provisions of Section 5.1.

                    "Confirmation" means a writing (including telex, facsimile, or other electronic means from which it is possible to produce a hard copy) evidencing an FX Transaction, and specifying:

                    (i) the Parties thereto and their Designated Offices through which they are respectively acting,

                    (ii) the amounts of the Currencies being bought or sold and by which Party,

                    (iii)     the Value Date, and

                    (iv) any other term generally included in such a writing in accordance with the practice of the relevant foreign exchange market.

                    "Credit Support" has the meaning given to it in Section 5.2.

                    "Credit Support Document", as to a Party (the "first Party"), means a guaranty, hypothecation agreement, margin or security agreement or document, or any other document containing an obligation of a third party ("Credit Support Provider") or of the first Party in favor of the other Party supporting any obligations of the first Party under the Agreement.

                    "Credit Support Provider" has the meaning given to it in the definition of Credit Support Document.

                    "Currency" means money denominated in the lawful currency of any country or the Ecu.

                    "Currency Obligation" means any obligation of a Party to deliver a Currency pursuant to an FX Transaction or the application of Section 3.3(a) or (b).

                    "Custodian" has the meaning given to it in the definition of Insolvency Proceeding.

                    "Defaulting Party" has the meaning given to it in the definition of Event of Default.

                    "Designated Office(s)", as to a Party, means the office or offices specified in Part II of the Schedule.

                    "Effective Date" means the date of this Master Agreement.

                    "Event of Default" means the occurrence of any of the following with respect to a Party (the "Defaulting Party", the other Party being the "Non-Defaulting Party"):

                    (i) the Defaulting Party shall (A) default in any payment when due under the Agreement to the Non-Defaulting Party with respect to any Currency Obligation and such failure shall continue for two (2) Business Days after the Non-Defaulting Party has given the Defaulting Party written notice of non-payment, or
                           (B) fail to perform or comply with any other obligation assumed by it under the Agreement and such failure is continuing thirty (30) days after the Non-Defaulting Party has given the Defaulting Party written notice thereof;

                    (ii)   the  Defaulting  Party  shall  commence  a  voluntary
                           Insolvency Proceeding or shall take any corporate action to authorize any such Insolvency Proceeding;

                    (iii) a governmental authority or self-regulatory organization having jurisdiction over either the Defaulting Party or its assets in the country of its organization or principal office (A) shall commence an Insolvency Proceeding with respect to the Defaulting Party or its assets or (B) shall take any action under any bankruptcy, insolvency or other similar law or any banking, insurance or similar law or regulation governing the operation of the Defaulting Party which may prevent the Defaulting Party from performing its obligations under the Agreement as and when due;

                    (iv) an involuntary Insolvency Proceeding shall be commenced with respect to the Defaulting Party or its assets by a person other than a governmental authority or self-regulatory organization having jurisdiction over either the Defaulting Party or its assets in the country of its organization or principal office and such Insolvency Proceeding (A) results in the appointment of a Custodian or a judgment of insolvency or bankruptcy or the entry of an order for winding-up, liquidation, reorganization or other similar relief, or (B) is not dismissed within five (5) days of its institution or presentation;

                    (v)    the  Defaulting  Party is bankrupt or  insolvent,  as
                           defined  under  any   bankruptcy  or  insolvency  law
                           applicable to it;

                    (vi) the Defaulting Party fails, or shall otherwise be unable, to pay its debts as they become due;

                    (vii) the Defaulting Party or any Custodian acting on behalf of the Defaulting Party shall disaffirm, disclaim or repudiate any Currency Obligation;

                    (viii) any  representation  or  warranty  made or  given  or deemed made or given by the Defaulting Party pursuant to the Agreement or any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof;

                    (ix) the Defaulting Party consolidates or amalgamates with or merges into or transfers all or substantially all its assets to another entity and (A) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Defaulting Party prior to such action, or (B) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Defaulting Party under the Agreement by operation of law or pursuant to an agreement satisfactory to the Non-Defaulting Party;

                    (x) by reason of any default, or event of default or other similar condition or event, any Specified Indebtedness (being Specified Indebtedness of an amount which, when expressed in the Currency of the Threshold Amount, is in aggregate equal to or in excess of the Threshold Amount) of the Defaulting Party or any Credit Support Provider in relation to it: (A) is not paid on the due date therefor and remains unpaid after any applicable grace period has elapsed, or (B) becomes, or becomes capable at any time of being declared, due and payable under agreements or instruments evidencing such Specified Indebtedness before it would otherwise have been due and payable;

                    (xi) the Defaulting Party is in breach of or default under any Specified Transaction and any applicable grace period has elapsed, and there occurs any liquidation or early termination of, or acceleration of obligations under, that Specified Transaction or the Defaulting Party (or any Custodian on its behalf) disaffirms, disclaims or repudiates the whole or any part of a Specified Transaction;

                    (xii) (A) any Credit Support Provider of the Defaulting Party or the Defaulting Party itself fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the applicable Credit Support Document and such failure is continuing after any applicable grace period has elapsed; (B) any Credit Support Document relating to the Defaulting Party expires or ceases to be in full force and effect prior to the satisfaction of all obligations of the Defaulting Party under the Agreement, unless otherwise agreed in writing by the Non-Defaulting Party; (C) the Defaulting Party or any Credit Support Provider of the Defaulting Party (or, in either case, any Custodian acting on its behalf) disaffirms, disclaims or repudiates, in whole or in part, or challenges the validity of, any Credit Support Document; (D) any representation or warranty made or given or deemed made or given by any Credit Support Provider of the Defaulting Party pursuant to any Credit Support Document shall prove to have been false or misleading in any material respect as at the time it was made or given or deemed made or given and one (1) Business Day has elapsed after the Non-Defaulting Party has given the Defaulting Party written notice thereof; or (E) any event set out in
                           (ii) to (vii) or (ix) to (xi) above occurs in respect of any Credit Support Provider of the Defaulting Party; or

                    (xiii) any other  condition or event specified in Part IX of the Schedule or in Section 8.14 if made applicable to the Agreement in Part XI of the Schedule.

                    "FX Transaction" means any transaction between the Parties for the purchase by one Party of an agreed amount in one Currency against the sale by it to the other of an agreed amount in another Currency, both such amounts either being deliverable on the same Value Date or, if the Parties have so agreed in Part VI of the Schedule, being cash-settled in a single Currency, which is or shall become subject to the Agreement and in respect of which transaction the Parties have agreed (whether orally, electronically or in writing): the Currencies involved, the amounts of such Currencies to be purchased and sold, which Party will purchase which Currency and the Value Date.

                    "Insolvency Proceeding" means a case or proceeding seeking a judgment of or arrangement for insolvency, bankruptcy, composition, rehabilitation, reorganization, administration, winding-up, liquidation or other similar relief with respect to the Defaulting Party or its debts or assets, or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official (each, a "Custodian") of the Defaulting Party or any substantial part of its assets, under any bankruptcy, insolvency or other similar law or any banking, insurance or similar law governing the operation of the Defaulting Party.

                    "LIBOR", with respect to any Currency and date, means the average rate at which deposits in the Currency for the relevant amount and time period are offered by major banks in the London interbank market as of 11:00 a.m. (London time) on such date, or, if major banks do not offer deposits in such Currency in the London interbank market on such date, the average rate at which deposits in the Currency for the relevant amount and time period are offered by major banks in the relevant foreign exchange market at such time on such date as may be determined by the Party making the determination.

                    "Local Banking Day" means (i) for any Currency, a day on which commercial banks effect deliveries of that Currency in accordance with the market practice of the relevant foreign exchange market, and (ii) for any Party, a day in the location of the applicable Designated Office of such Party on which commercial banks in that location are not authorized or required by law to close.

                    "Master Agreement" means the terms and conditions set forth in this Master Agreement, including the Schedule.

                    "Matched Pair Novation Netting Office(s)", in respect of a Party, means the Designated Office(s) specified in Part V of the Schedule.

                    "Non-Defaulting Party" has the meaning given to it in the definition of Event of Default.

                    "Novation Netting  Office(s)",  in respect of a Party, means
                    the  Designated   Office(s)  specified  in  Part  V  of  the
                    Schedule.

                    "Parties" means the parties to the Agreement, including their successors and permitted assigns (but without prejudice to the application of clause (ix) of the definition Event of Default); and the term "Party" shall mean whichever of the Parties is appropriate in the context in which such expression may be used.

                    "Proceedings" means any suit, action or other proceedings relating to the Agreement or any FX Transaction.

                    "Schedule" means the Schedule attached to and part of this Master Agreement, as it may be amended from time to time by agreement of the Parties.

                    "Settlement Netting Office(s)", in respect of a Party, means
                    the  Designated   Office(s)  specified  in  Part  V  of  the
                    Schedule.

                    "Specified Indebtedness" means any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money, other than in respect of deposits received.

                    "Specified Transaction" means any transaction (including an agreement with respect thereto) between one Party to the Agreement (or any Credit Support Provider of such Party) and the other Party to the Agreement (or any Credit Support Provider of such Party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity linked swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination of any of the foregoing transactions.

                    "Spot Date" means the spot delivery day for the relevant pair of Currencies as generally used by the relevant foreign exchange market.

                    "Threshold Amount" means the amount specified as such for each Party in Part VIII of the Schedule.

                    "Value Date" means, with respect to any FX Transaction, the Business Day (or where market practice in the relevant foreign exchange market in relation to the two Currencies involved provides for delivery of one Currency on one date which is a Local Banking Day in relation to that Currency but not to the other Currency and for delivery of the other Currency on the next Local Banking Day in relation to that other Currency ("Split Settlement") the two (2) Local Banking Days in accordance with that market practice) agreed by the Parties for delivery of the Currencies to be purchased and sold pursuant to such FX Transaction, and, with respect to any Currency Obligation, the Business Day (or, in the case of Split Settlement, Local Banking Day) upon which the obligation to deliver Currency pursuant to such Currency Obligation is to be performed.

SECTION 2.          FX TRANSACTIONS

                    2.1 Scope of the Agreement. The Parties (through their respective Designated Offices) may enter into FX Transactions, for such quantities of such Currencies, as may be agreed subject to the terms of the Agreement; provided that neither Party shall be required to enter into any FX Transaction with the other Party. Unless otherwise agreed in writing by the Parties, each FX Transaction entered into between Designated Offices of the Parties on or after the Effective Date shall be governed by the Agreement. Each FX Transaction between any two Designated Offices of the Parties outstanding on the Effective Date which is identified in Part I of the Schedule shall also be governed by the Agreement.

                    2.2 Single Agreement. This Master Agreement, the terms agreed between the Parties with respect to each FX Transaction (and, to the extent recorded in a Confirmation, each such Confirmation), and all amendments to any of such items shall together form the agreement between the Parties (the "Agreement") and shall together constitute a single agreement between the Parties. The Parties acknowledge that all FX Transactions are entered into in reliance upon such fact, it being understood that the Parties would not otherwise enter into any FX Transaction.

                    2.3 Confirmations. FX Transactions shall be promptly confirmed by the Parties by Confirmations exchanged by mail, telex, facsimile or other electronic means from which it is possible to produce a hard copy. The failure by a Party to issue a Confirmation shall not prejudice or invalidate the terms of any FX Transaction.

                    2.4 Inconsistencies. In the event of any inconsistency between the provisions of the Schedule and the other provisions of the Agreement, the Schedule will prevail. In the event of any inconsistency between the terms of a Confirmation and the other provisions of the Agreement, the other provisions of the Agreement shall prevail, and the Confirmation shall not modify the other terms of the Agreement.

SECTION 3.          SETTLEMENT AND NETTING

                    3.1 Settlement. Subject to Sections 3.2 and 3.3, each Party shall deliver to the other Party the amount of the Currency to be delivered by it under each Currency Obligation on the Value Date for such Currency Obligation.

                    3.2 Settlement Netting. If, on any date, more than one delivery of a particular Currency under Currency Obligations is to be made between a pair of Settlement Netting Offices, then each Party shall aggregate the amounts of such Currency deliverable by it and only the difference between these aggregate amounts shall be delivered by the Party owing the larger aggregate amount to the other Party, and, if the aggregate amounts are equal, no delivery of the Currency shall be made.

                    3.3    Novation Netting.

                    (a) By Currency. If the Parties enter into an FX Transaction through a pair of Novation ------------ Netting Offices giving rise to a Currency Obligation for the same Value Date and in the same Currency as a then existing Currency Obligation between the same pair of Novation Netting Offices, then immediately upon entering into such FX Transaction, each such Currency Obligation shall automatically and without further action be individually canceled and simultaneously replaced by a new Currency Obligation for such Value Date determined as follows: the amounts of such Currency that would otherwise have been deliverable by each Party on such Value Date shall be aggregated and the Party with the larger aggregate amount shall have a new Currency Obligation to deliver to the other Party the amount of such Currency by which its aggregate amount exceeds the other Party's aggregate amount, provided that if the aggregate amounts are -------- equal, no new Currency Obligation shall arise. This Section 3.3 shall not affect any other Currency Obligation of a Party to deliver any different Currency on the same Value Date.

                    (b) By Matched Pair. If the Parties enter into an FX Transaction between a pair of Matched Pair Novation Netting Offices then the provisions of Section 3.3(a) shall apply only in respect of Currency Obligations arising by virtue of FX Transactions entered into between such pair of Matched Pair Novation Netting Offices and involving the same pair of Currencies and the same Value Date.

                    3.4    General.

                    (a) Inapplicability of Sections 3.2 and 3.3. The provisions of Sections 3.2 and 3.3 shall not apply if a Close-Out Date has occurred or a voluntary or involuntary Insolvency Proceeding or action of the kind described in clause (ii), (iii) or (iv) of the definition of Event of Default has occurred without being dismissed in relation to either Party.

                    (b) Failure to Record. The provisions of Section 3.3 shall apply notwithstanding that either Party may fail to record the new Currency Obligations in its books.

                    (c) Cutoff Date and Time. The provisions of Section 3.3 are subject to any cut-off date and cut-off time agreed between the applicable Novation Netting Offices and Matched Pair Novation Netting Offices of the Parties.

SECTION 4.          REPRESENTATIONS, WARRANTIES AND COVENANTS

                    4.1 Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and as of the date of each FX Transaction that: (i) it has authority to enter into the Agreement (including such FX Transaction); (ii) the persons entering into the Agreement (including such FX Transaction) on its behalf have been duly authorized to do so; (iii) the Agreement (including such FX Transaction) is binding upon it and enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and applicable principles of equity) and does not and will not violate the terms of any agreements to which such Party is bound; (iv) no Event of Default, or event which, with notice or lapse of time or both, would constitute and Event of Default, has occurred and is continuing with respect to it; and (v) it acts as principal in entering into each FX Transaction; and (vi) if the Parties have so specified in
                    Part XV of the Schedule, it makes the representations and warranties set forth in such Part XV.

                    4.2 Covenants. Each Party covenants to the other Party that:
                    (i) it will at all times obtain and comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required to enable it lawfully to perform its obligations under the Agreement; (ii) it will promptly notify the other Party of the occurrence of any Event of Default with respect to itself or any Credit Support Provider in relation to it; and (iii) if the Parties have set forth additional covenants in Part XVI of the Schedule, it makes the covenants set forth in such Part XVI.

SECTION 5           CLOSE-OUT AND LIQUIDATION

                    5.1 Manner of Close-Out and Liquidation. (a) Close-Out. If an Event of Default has occurred and is continuing, then the Non-Defaulting Party shall have the right to close-out all, but not less than all, outstanding Currency Obligations (including any Currency Obligation which has not been performed and in respect of which the Value Date is on or precedes the Close-Out Date) except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Currency Obligations may not be closed-out under applicable law. Such close-out shall be effective upon receipt by the Defaulting Party of notice that the Non-Defaulting Party is terminating such Currency Obligations. Notwithstanding the foregoing, unless otherwise agreed by the Parties in Part X of the Schedule, in the case of an Event of Default in clause (ii), (iii) or (iv) of the definition thereof with respect to a Party and, if agreed by the Parties in Part IX of the Schedule, in the case of any other Event of Default specified and so agreed in Part IX with respect to a Party, close-out shall be automatic as to all outstanding Currency Obligations, as of the time immediately preceding the institution of the relevant Insolvency Proceeding or action. The Non-Defaulting Party shall have the right to liquidate such closed-out Currency Obligations as provided below.

                    (b)   Liquidation.   Liquidation  of  Currency   Obligations
                    terminated by close-out shall be effected as follows:

                    (i) Calculating Closing Gain or Loss. The Non-Defaulting Party shall calculate in good faith, with respect to each such terminated Currency Obligation, except to the extent that in the good faith opinion of the Non-Defaulting Party certain of such Currency Obligations may not be liquidated as provided herein under applicable law, as of the Close-Out Date or as soon thereafter as reasonably practicable, the Closing Gain, or, as appropriate, the Closing Loss, as follows:

                             (A)  for  each  Currency  Obligation   calculate  a
                                  "Close-Out Amount" as follows:

                                     (1)    in the case of a Currency Obligation
                                            whose  Value  Date is the same as or
                                            is later  than the  Close-Out  Date,
                                            the   amount   of   such    Currency
                                            Obligation; or

                                     (2)    in the case of a Currency Obligation
                                            whose   Value  Date   precedes   the
                                            Close-Out  Date,  the amount of such
                                            Currency  Obligation  increased,  to
                                            the extent  permitted by  applicable
                                            law, by adding interest thereto from
                                            and  including the Value Date to but
                                            excluding  the  Close-Out   Date  at
                                            overnight LIBOR; and

                                     (3)    for each such  amount in a  Currency
                                            other   than   the    Non-Defaulting
                                            Party's Base Currency,  convert such
                                            amount   into   the   Non-Defaulting
                                            Party's Base Currency at the rate of
                                            exchange  at  which,  at the time of
                                            the calculation,  the Non-Defaulting
                                            Party  can buy  such  Base  Currency
                                            with or against the  Currency of the
                                            relevant  Currency   Obligation  for
                                            delivery  (x) if the  Value  Date of
                                            such  Currency  Obligation  is on or
                                            after  the Spot Date as of such time
                                            of   calculation    for   the   Base
                                            Currency,  on the Value Date of that
                                            Currency  Obligation  or (y) if such
                                            Value Date  precedes such Spot Date,
                                            for  delivery on such Spot Date (or,
                                            in  either  case,  if  such  rate of
                                            exchange    is    not     available,
                                            conversion  shall be accomplished by
                                            the  Non-Defaulting  Party using any
                                            commercially reasonable method); and

                             (B) determine in relation to each Value Date: (1) the sum of all Close-Out Amounts relating to Currency Obligations under which the Non-Defaulting Party would otherwise have been entitled to receive the relevant amount on that Value Date; and (2) the sum of all Close-Out Amounts relating to Currency Obligations under which the Non-Defaulting Party would otherwise have been obliged to deliver the relevant amount to the Defaulting Party on that Value Date; and

                             (C) if the sum determined under (B)(1) is greater than the sum determined under (B)(2), the difference shall be the Closing Gain for such Value Date; if the sum determined under
                                   (B)(1) is less than the sum determined  under
                                   (B)(2), the difference shall be the Closing Loss for such Value Date.

                    (ii) Determining Present Value. To the extent permitted by applicable law, the Non-Defaulting Party shall adjust the Closing Gain or Closing Loss for each Value Date falling after the Close-Out Date to present value by discounting the Closing Gain or Closing Loss from and including the Value Date to but excluding the
                           Close-Out   Date,   at  LIBOR  with  respect  to  the
                           Non-Defaulting Party's Base Currency as at the Close-Out Date or at such other rate as may be prescribed by applicable law.

                     (iii) Netting. The Non-Defaulting Party shall aggregate the following amounts so that all such amounts are netted into a single liquidated amount payable to or by the Non-Defaulting Party: (x) the sum of the Closing
                           Gains for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of Section 5.1(b)(ii)) (which for the purposes of this aggregation shall be a positive figure); and (y) the sum of the Closing Losses for all Value Dates (discounted to present value, where appropriate, in accordance with the provisions of
                           Section 5.1(b)(ii)) (which for the purposes of the aggregation shall be a negative figure).

                    (iv) Settlement Payment. If the resulting net amount is positive, it shall be payable by the Defaulting Party to the Non-Defaulting Party, and if it is negative, then the absolute value of such amount shall be payable by the Non-Defaulting Party to the Defaulting Party.

                    5.2 Set-Off Against Credit Support. Where close-out and liquidation occurs in accordance with Section 5.1, the Non-Defaulting Party shall also be entitled (i) to set off the net payment calculated in accordance with Section
                    5.1(b)(iv) which the Non-Defaulting Party owes to the Defaulting Party, if any, against any credit support or other collateral ("Credit Support") held by the Defaulting Party pursuant to a Credit Support Document or otherwise (including the liquidated value of any non-cash Credit Support) in respect of the Non-Defaulting Party's obligations under the Agreement or (ii) to set off the net payment calculated in accordance with Section 5.1(b)(iv) which the Defaulting Party owes to the Non-Defaulting Party, if any, against any Credit Support held by the Non-Defaulting Party (including the liquidated value of any non-cash Credit Support) in respect of the Defaulting Party's obligations under the Agreement; provided that, for purposes of either such set-off, any Credit Support denominated in a Currency other than the Non-Defaulting Party's Base Currency shall be converted into such Base Currency at the spot price determined by the Non-Defaulting Party at which, at the time of calculation, the Non-Defaulting Party could enter into a contract in the foreign exchange market to buy the Non-Defaulting Party's Base Currency in exchange for such Currency.

                    5.3 Other Foreign Exchange Transactions. Where close-out and liquidation occurs in accordance with Section 5.1, the Non-Defaulting Party shall also be entitled to close-out and liquidate, to the extent permitted by applicable law, any other foreign exchange transaction entered into between the Parties which is then outstanding in accordance with provisions of Section 5.1, with each obligation of a Party to deliver a Currency under such a foreign exchange transaction being treated as if it were a Currency Obligation under the Agreement.

                    5.4 Payment and Late Interest. The net amount payable by one Party to the other Party pursuant to the provisions of Sections 5.1 and 5.3 above shall be paid by the close of business on the Business Day following the receipt by the Defaulting Party of notice of the Non-Defaulting Party's settlement calculation, with interest at overnight LIBOR from and including the Close-Out Date to but excluding such Business Day (and converted as required by applicable law into any other Currency, any costs of conversion to be borne by, and deducted from any payment to, the Defaulting Party). To the extent permitted by applicable law, any amounts owed but not paid when due under this Section 5 shall bear interest at overnight LIBOR (or, if conversion is required by applicable law into some other Currency, either overnight LIBOR with respect to such other Currency or such other rate as may be prescribed by such applicable law) for each day for which such amount remains unpaid. Any addition of interest or discounting required under this Section 5 shall be calculated on the basis of a year of such number of days as is customary for transactions involving the relevant Currency in the relevant foreign exchange market.

                    5.5 Suspension of Obligations. Without prejudice to the foregoing, so long as a Party shall be in default in payment or performance to the other Party under the Agreement and the other Party has not exercised its rights under this
                    Section 5, or, if "Adequate Assurances" is specified as applying to the Agreement in Part XI of the Schedule, during the pendency of a reasonable request to a Party for adequate assurances of its ability to perform its obligations under the Agreement, the other Party may, at its election and without penalty, suspend its obligation to perform under the Agreement.

                    5.6 Expenses. The Defaulting Party shall reimburse the Non-Defaulting Party in respect of all out-of-pocket expenses incurred by the Non-Defaulting Party (including fees and disbursements of counsel, including attorneys who may be employees of the Non-Defaulting Party) in connection with any reasonable collection or other enforcement proceedings related to the payments required under the Agreement.

                    5.7 Reasonable Pre-Estimate. The Parties agree that the amounts recoverable under this Section 5 are a reasonable pre-estimate of loss and not a penalty. Such amounts are payable for the loss of bargain and the loss of protection against future risks and, except as otherwise provided in the Agreement, neither Party will be entitled to recover any additional damages as a consequence of such losses.

                    5.8 No Limitation of Other Rights; Set-Off. The Non-Defaulting Party's rights under this Section 5 shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise), and, to the extent not prohibited by law, the Non-Defaulting Party shall have a general right of set-off with respect to all amounts owed by each Party to the other Party, whether due and payable or not due and payable (provided that any amount not due and payable at the time of such set-off shall, if appropriate, be discounted to present value in a commercially reasonable manner by the Non-Defaulting Party). The Non-Defaulting Party's rights under this Section 5.8 are subject to Section 5.7.

SECTION 6.          FORCE MAJEURE, ACT OF STATE, ILLEGALITY OR IMPOSSIBILITY

                    6.1 Force Majeure, Act of State, Illegality or Impossibility. If either Party is prevented from or hindered or delayed by reason of force majeure or act of state in the delivery or receipt of any Currency in respect of a Currency Obligation or if it becomes or, in the good faith judgment of one of the Parties, may become unlawful or impossible for either Party to make or receive any payment in respect of a Currency Obligation, then the Party for whom such performance has been prevented, hindered or delayed or has become illegal or impossible shall promptly give notice thereof to the other Party and either Party may, by notice to the other Party, require the close-out and liquidation of each affected Currency Obligation in accordance with the provisions of Sections 5.1 and, for such purposes, the Party unaffected by such force majeure, act of state, illegality or impossibility (or, if both Parties are so affected, whichever Party gave the relevant notice) shall perform the calculation required under Section 5.1 as if it were the Non-Defaulting Party. Nothing in this Section 6.1 shall be taken as indicating that the Party treated as the Defaulting Party for the purpose of calculations required by Section
                    5.1 has committed any breach or default.

                    6.2 Transfer to Avoid Force Majeure, Act of State, Illegality or Impossibility. If Section 6.1 becomes applicable, unless prohibited by law, the Party which has been prevented, hindered or delayed from performing shall, as a condition to its right to designate a close-out and liquidation of any affected Currency Obligation, use all reasonable efforts (which will not require such Party to incur a loss, excluding immaterial, incidental expenses) to transfer as soon as practicable, and in any event before twenty (20) days after it gives notice under Section 6.1, all its rights and obligations under the Agreement in respect of the affected Currency Obligations to another of its Designated Offices so that such force majeure, act of state, illegality or impossibility ceases to exist. Any such transfer will be subject to the prior written consent of the other Party, which consent will not be withheld if such other Party's policies in effect at such time would permit it to enter into transactions with the transferee Designated Office on the terms proposed, unless such transfer would cause the other Party to incur a material tax or other cost.

SECTION 7.          PARTIES TO RELY ON THEIR OWN EXPERTISE

                    Each Party will be deemed to represent to the other Party on the date on which it enters into an FX Transaction that (absent a written agreement between the Parties that expressly imposes affirmative obligations to the contrary for that FX Transaction): (i)(A) it is acting for its own account, and it has made its own independent decisions to enter into that FX Transaction and as to whether that FX Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary; (B) it is not relying on any communication (written or oral) of the other Party as investment advice or as a recommendation to enter into that FX Transaction, it being understood that information and explanations related to the terms and conditions of an FX Transaction shall not be considered investment advice or a recommendation to enter into that FX Transaction; and (C) it has not received from the other Party any assurance or guarantee as to the expected results of that FX Transaction; (ii) it is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that FX Transaction; and (iii) the other Party is not acting as a fiduciary or an advisor for it in respect of that FX Transaction.

SECTION 8.          MISCELLANEOUS

                    8.1 Currency Indemnity. The receipt or recovery by either Party (the "first Party") of any amount in respect of an obligation of the other Party (the "second Party") in a Currency other than that in which such amount was due, whether pursuant to a judgment of any court or pursuant to
                    Section 5 or 6, shall discharge such obligation only to the extent that, on the first day on which the first Party is open for business immediately following such receipt or recovery, the first Party shall be able, in accordance with normal banking practice, to purchase the Currency in which such amount was due with the Currency received or recovered. If the amount so purchasable shall be less than the original amount of the Currency in which such amount was due, the second Party shall, as a separate obligation and notwithstanding any judgment of any court, indemnify the first Party against any loss sustained by it. The second Party shall in any event indemnify the first Party against any costs incurred by it in making any such purchase of Currency.

                    8.2 Assignment. Neither Party may assign, transfer or charge or purport to assign, transfer or charge its rights or its obligations under the Agreement to a third party without the prior written consent of the other Party and any purported assignment, transfer or charge in violation of this Section
                    8.2 shall be void.

                    8.3 Telephonic Recording. The Parties agree that each Party and its agents may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence to any court or in any Proceedings for the purpose of establishing any matters pertinent to the Agreement.

                    8.4 Notices. Unless otherwise agreed, all notices, instructions and other communications to be given to a Party under the Agreement shall be given to the address, telex (if confirmed by the appropriate answerback), facsimile
                    (confirmed if requested) or telephone number and to the individual or department specified by such Party in Part III of the Schedule. Unless otherwise specified, any notice, instruction or other communication given in accordance with this Section 8.4 shall be effective upon receipt.

                    8.5 Termination. Each of the Parties may terminate the Agreement at any time by seven (7) days' prior written notice to the other Party delivered as prescribed in Section 8.4, and termination shall be effective at the end of such seventh day; provided, however, that any such termination shall not affect any outstanding Currency Obligations, and the provisions of the Agreement shall continue to apply until all the obligations of each Party to the other under the Agreement have been fully performed.

                    8.6 Severability. In the event any one or more of the provisions contained in the Agreement should be held invalid, illegal or unenforceable in any respect under the law of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained in the Agreement under the law of such jurisdiction, and the validity, legality and enforceability of such and any other provisions under the law of any other jurisdiction shall not in any way be affected or impaired thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                    8.7 No Waiver. No indulgence or concession granted by a Party and no omission or delay on the part of a Party in exercising any right, power or privilege under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                    8.8 Master Agreement. Where one of the Parties to the Agreement is domiciled in the United States, the Parties intend that the Agreement shall be a master agreement, as referred to in 11 U.S.C. Section 101(53B)(C) and 12 U.S.C.
                    Section 1821(e)(8)(D)(vii).

                    8.9 Time of Essence. Time shall be of the essence in the Agreement.

                    8.10 Headings. Headings in the Agreement are for ease of reference only.

                    8.11 Payments Generally. All payments to be made under the Agreement shall be made in same day (or immediately available) and freely transferable funds and, unless otherwise specified, shall be delivered to such office of such bank, and in favor of such account as shall be specified by the Party entitled to receive such payment in
                    Part IV of the Schedule or in a notice given in accordance with Section 8.4.

                    8.12 Amendments. No amendment, modification or waiver of the Agreement will be effective unless in writing executed by each of the Parties.

                    8.13 Credit Support. A Credit Support Document between the Parties may apply to obligations governed by the Agreement. If the Parties have executed a Credit Support Document, such Credit Support Document shall be subject to the terms of the Agreement and is hereby incorporated by reference in the Agreement. In the event of any conflict between a Credit Support Document and the Agreement, the Agreement shall prevail, except for any provision in such Credit Support Document in respect of governing law.

                    8.14 Adequate  Assurances.  If the Parties have so agreed in
                    Part XI of the Schedule, the failure by a Party to give adequate assurances of its ability to perform any of its obligations under the Agreement within two (2) Business Days of a written request to do so when the other Party has reasonable grounds for insecurity shall be an Event of Default under the Agreement.

                    8.15 Correction of Confirmations. Unless either Party objects to the terms contained in any Confirmation sent by the other Party or sends a corrected Confirmation within three (3) Business Days of receipt of such Confirmation, or such shorter time as may be appropriate given the Value Date of the FX Transaction, the terms of such Confirmation shall be deemed correct and accepted absent manifest error. If the Party receiving a Confirmation sends a corrected Confirmation within such three (3) Business Days, or shorter period, as appropriate, then the Party receiving such corrected Confirmation shall have three (3) Business Days, or shorter period, as appropriate, after receipt thereof to object to the terms contained in such corrected Confirmation.

SECTION 9.          LAW AND JURISDICTION

                    9.1 Governing Law. The Agreement shall be governed by, and construed in accordance with the laws of the jurisdiction set forth in Part XII of the Schedule without giving effect to conflict of laws principles.

                    9.2 Consent to Jurisdiction. (a) With respect to any Proceedings, each Party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the jurisdiction set forth in Part XIII of the Schedule and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such Party. Nothing in the Agreement precludes either Party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

                    (b) Each Party irrevocably appoints the agent for service of process (if any) specified with respect to it in Part XIV of the Schedule. If for any reason any Party's process agent is unable to act as such, such Party will promptly notify the other Party and within thirty (30) days will appoint a substitute process agent acceptable to the other Party.

                    9.3 Waiver of Jury Trial. Each Party irrevocably waives any and all right to trial by jury in any Proceedings.

                    9.4 Waiver of Immunities. Each Party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any courts, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

                  IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed by their respective authorized officers as of the date first written above.

                        CARR FUTURES INC.



                        By /s/ Lawrence P. Anderson
                           ---------------------------------------------
                           Name:        Lawrence P. Anderson
                           Title:       Executive Vice President

                        DEAN WITTER WORLD CURRENCY FUND L.P.

                        By Demeter Management Corporation
                             General Partner



                        By  /s/ Mark Hawley
                            -------------------------------------------
                             Name:      Mark Hawley
                             Title:     President

                                    SCHEDULE

         Schedule to the International Foreign Exchange Master Agreement

                           dated as of August 1, 1997

 between Dean Witter World Currency Fund L.P. ("Party A") and Carr Futures Inc.
                                  ("Party B").

Part I.              Scope of Agreement

                     The   Agreement   shall  apply  to  all  foreign   exchange
                     transactions outstanding between any two Designated Offices of the Parties on the Effective Date.

                     It shall be understood that Party A shall typically be conducting its foreign exchange transactions under the
                     Agreement through its Trading Advisors who shall be disclosed by Party A to Party B from time to time by notice. The Trading Advisors will act as Party A's agents for all purposes hereunder until further notice.

Part II.             Designated Offices

                     Each of the following shall be a Designated Office:

                     Party A:

                     c/o Demeter Management Corporation
                     Two World Trade Center
                     62nd Floor
                     New York, NY 10048
                     Attn:    Robert E. Murray
                     Telephone No.:  (212) 392-7404
                     Facsimile No.:   (212) 392-2804

                     Party B:

                     Carr Futures Inc.
                     One World Trade Center
                     92nd Floor
                     New York, NY 10048
                     Attn:  David Mangold
                     Telephone No.:  (212) 453-6365
                     Facsimile No.:  (212) 453-6361


Part III.            Notices:

                     If sent to Party A:

                     Address:   c/o Demeter Management Corporation
                                Two World Trade Center, 62nd Floor
                                New York, New York 10048
                     Telephone Number: (212) 392-7404
                     Facsimile Number: (212) 392-2804
                     Name of Individual or Department to whom Notices are to be sent: Robert E. Murray

                     With copies to Party A's designated Trading Advisors.

                     If sent to Party B:

                     Address:   Carr Futures Inc.
                                One World Trade Center
                                New York, New York 10048
                     Telephone Number: (212) 453-6365
                     Facsimile Number: (212) 453-6361
                     Name of Individual or Department to whom Notices are to be sent: David Mangold


Part IV.             Payment Instructions

                     Name of Bank and Office, Account Number and Reference with respect to relevant Currencies:

                     Party A                                    Party B
                     Citibank, N.A.                             Harris Trust & Savings Bank, Chicago
                     ABA:  021-000089                           ABA: 071.000.288
                     Account Name:  Dean Witter                 For the Account of Carr Futures Inc.,
                     Reynolds, Inc.                             Chicago Customer Segregated
                     Account No. 40611164                       Account No. 203-908-9
                     FFC:  Dean Witter World                    FFC:  Dean Witter World
                     Currency Fund L.P.,                        Currency Fund L.P.,
                     Account # (As Party B is notified          Account # (As Party A is notified
                               from time to time)                         from time to time)


Part V.              Netting

A.                   Settlement Netting Offices

                     Each of the following shall be a Settlement Netting Office:

                     Party A: Same as in Part II.

                     Party B: Same as in Part II.


B.                   Novation Netting Offices

                     Each of the following shall be a Novation Netting Office:

                     Party A: Same as in Part V-A.

                     Party B: Same as in Part V-A.

                     .

C.                   Matched Pair Novation Netting Offices

                     Each of the following shall be a Matched Pair Novation Netting Office:

                     Party A: Not Applicable.

                     Party B: Not Applicable.

                     .

Part VI.             Cash Settlement of FX Transactions

                     The following provision shall apply:

                     The definition of FX Transaction in Section 1 shall include foreign exchange transactions for the purchase and sale of one Currency against another but which shall be settled by the delivery of only one Currency based on the difference between exchange rates as agreed by the Parties as evidenced in a Confirmation. Section 3.1 is modified so that only one Currency shall be delivered for any such FX Transaction in accordance with the formula agreed by the Parties. Section 5.1(b)(i)(A) is modified so that the Close-Out Amount for any such FX Transaction for which the cash settlement amount has been fixed on or before the Close-Out Date pursuant to the terms of such FX Transaction shall be equal to the Currency Obligation arising therefrom (increased by adding interest in the manner provided in clause (A)(2) if the Value Date precedes the Close-Out
                     Date) and for any such FX Transaction for which the cash settlement amount has not yet been fixed on the Close-Out Date pursuant to the terms of such FX Transaction, the Close-Out Amount shall be as determined by the Non-Defaulting Party in good faith and in a commercially reasonable manner.

Part VII.            Base Currency

                     Party A's Base Currency is the United States dollar.

                     Party B's Base Currency is the United States dollar.

Part VIII.           Threshold Amount

                     For  purposes of clause (x) of the  definition  of Event of
                     Default:

                     Party  A's  Threshold  Amount  is 3% of  Party  A's  equity
                     capital  as  evidenced   by  Party  A's  latest   financial
                     statements.

                     Party  B's  Threshold  Amount  is 3% of  Party  B's  equity
                     capital  as  evidenced   by  Party  B's  latest   financial
                     statements.

Part IX.             Additional Events of Default

                     The following provisions which are checked shall constitute Events of Default:

                                                    None.

                      [ ] (a) occurrence of garnishment or provisional garnishment against a claim against the Defaulting Party acquired by the Non-Defaulting Party. The automatic termination provisions of
                               Section 5.1 [shall] [shall not] apply to either Party that is a Defaulting Party in respect of this Event of Default.

                      [ ] (b) suspension of payment by the Defaulting Party or any Credit Support provider in accordance with the Bankruptcy Law or the Corporate Reorganization Law in Japan. The automatic termination provision of Section 5.1 [shall] [shall not] apply to either Party that is a Defaulting Party in respect of this Event of Default.

                      [ ] (c) disqualification of the Defaulting Party or any Credit Support Provider by any relevant bill clearing house located in Japan. The automatic termination provision of Section 5.2 [shall][shall not] apply to either Party that is a Defaulting Party in respect of this Event of Default.


Part X.              Automatic Termination

                     The automatic termination provision of Section 5.1 shall not apply to Party A as Defaulting Party in respect of clause (ii), (iii) or (iv) of the definition of Event of Default.

                     The automatic termination provision of Section 5.1 shall not apply to Party B as Defaulting Party in respect of clause (ii), (iii) or (iv) of the definition of Event of Default.

Part XI.             Adequate Assurances

                     Adequate Assurances under Section 8.14 shall apply to the Agreement.

Part XII.            Governing Law

                     In accordance with Section 9.1 of the Agreement, the Agreement shall be governed by the laws of the State of New York.

Part XIII.           Consent to Jurisdiction

                     In accordance with Section 9.2 of the Agreement, each Party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

Part XIV.            Agent for Service of Process

                     Not applicable.

Part XV.             Certain Regulatory Representations

A.                   The following FDICIA representation shall not apply:

                     1. Party A represents and warrants that it qualifies as a "financial institution" within the meaning of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") by virtue of being a:

                            [ ] broker or dealer within the meaning of FDICIA;

                            [ ] depository  institution  within  the  meaning of
                                FDICIA;

                            [ ] futures  commission merchant  within the meaning
                                of FDICIA;

                            [ ] "financial  institution" within  the  meaning of
                                Regulation EE (see below).

                     2.  Party  B  hereby   represents   and  warrants  that  it
                         qualifies as a "financial institution" by virtue of being a:

                            [ ] broker  or  dealer within the meaning of FDICIA;

                            [ ] depository  institution  within  the  meaning of
                                FDICIA;

                            [ ] futures commission  merchant  within the meaning
                                of FDICIA;

                            [ ] "financial  institution"  within  the meaning of
                                Regulation EE (see below).


                     3. A Party representing that it is a "financial institution" as that term is defined in 12 C.F.R.
                         Section 231.3 of Regulation EE issued by the Board of Governors of the Federal Reserve System ("Regulation EE") represents that:

                              (a) it is willing to enter into financial contracts" as a counterparty "on both sides of one or more financial markets" as those terms are used in Section 231.3 of Regulation EE; and

                              (b) during the 15-month period immediately preceding the date it makes or is deemed to make this representation, it has had on at least one (1) day during such period, with counterparties that are not its affiliates (as defined in Section 231.2(b) of Regulation EE) either:

                                       (i)  one  or  more financial contracts of
                                            a total  gross  notional   principal
                                            amount of $1 billion outstanding; or

                                       (ii) total gross mark-to-market positions
                                            (aggregated across counterparties)of
                                            $100 million; and

                              (c) agrees that it will notify the other Party if it no longer meets the requirements for status as a financial institution under Regulation EE.

                     4. If both Parties are financial institutions in accordance with the above, the Parties agree that the Agreement shall be a netting contract, as defined in 12 U.S.C. Section 4402(14), and each receipt or payment or delivery obligation under the Agreement shall be a covered contractual payment entitlement or covered contractual payment obligation, respectively, as defined in FDICIA.


B.                   The following ERISA representation shall apply:

                     Each Party represents and warrants that it is neither (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to Part 4 of Subtitle B of Title I of such Act;
                     (ii) a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; nor (iii) an entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the U.S. Department of Labor's plan asset regulation, 29 C.F.R.
                     Section 2510.3-101.


C. The following CFTC eligible swap participant representation shall apply:

                     Each Party represents and warrants that it is an "eligible swap participant" under, and as defined in, 17 C.F.R.
                     Section 35.1.


Part XVI.            Additional Covenants

                     The following covenant[s] shall apply to the Agreement:

A. Party B covenants and agrees that when Party A or an agent for Party A requests Party B to an FX Transaction, Party B will do a back-to-back principal trade and the price of the FX Transaction to Party A will be the same price at which Party B effects its back-to-back trade with its counterparty, and Party B will not profit from any mark-up or spread on the FX Transaction.

B. With respect to each FX Transaction, Party A shall pay to Party B a round-turn fee as follows. For FX Transactions not having a Party B-imposed forward date, the fee shall be $4.30 per round-turn ($2.15 per side) for each $85,000 equivalent of the Currency in the FX Transaction. For FX Transactions with a Party B-imposed forward date restriction, the fee shall be $5.00 per round-turn ($2.50 per side) for each $135,000 equivalent of the Currency in the FX Transaction.

C. Party A shall post margin with Party B with respect to all FX Transactions in an amount equal to 3.0% of the value of such FX Transactions on major currencies and 5.0% of the value of such FX Transactions on minor currencies. All calls for margin shall be made by Party B orally or by written nohtice to Dean Witter Reynolds, and each such call for margin shall be met by Party A within three hours after Dean Witter Reynolds has received such call by wire transfer (by federal bank wire system) to the account of Party B. Party B shall accept as margin any instrument deemed acceptable as margin under the rules of the Chicago Mercantile Exchange. Upon oral or written request by Dean Witter Reynolds, Party B shall, within three hours after receipt of any such request, wire transfer (by federal bank wire system) to Dean Witter Reynolds for Party A's account any margin funds held by Party B in excess of the margin requirements specified hereby. Notwithstanding Part VI above, all payments, unless otherwise agreed to, shall be paid in U.S. dollars.